UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 23, 2006 (August 23, 2006)
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Realogy Corporation
(Exact Name of Registrant as Specified in its Charter)
_________________

Delaware	1-32852	20-4381990
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One Campus Drive
Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     As previously disclosed, on July 27, 2006, Realogy Corporation (“Realogy”) entered into a Separation and Distribution Agreement that sets forth the agreements among Realogy, Cendant Corporation (“Cendant”), Wyndham Worldwide Corporation (“Wyndham”) and Travelport Inc. (“Travelport”) regarding the principal transactions necessary to effect the simultaneous separations of Realogy and Wyndham from their former parent company, Cendant. The Separation and Distribution Agreement also sets forth other agreements that govern certain aspects of Realogy’s ongoing relationships with Cendant, Wyndham and Travelport after the separations of Realogy and Wyndham, which were completed on July 31, 2006. A copy of the Separation and Distribution Agreement was attached as Exhibit 2.1 to Realogy’s Current Report on Form 8-K dated July 31, 2006. Under the Separation and Distribution Agreement, Cendant is obligated to contribute a significant portion of the proceeds (after taxes, fees and expenses and the retirement of Travelport borrowings) from the sale of Travelport to Realogy and Wyndham. Section 12.3 of the Separation and Distribution Agreement required Realogy to use its share of the proceeds that Cendant receives in the sale of Travelport solely to reduce Realogy’s indebtedness.
     On August 23, 2006, Realogy, Cendant, Travelport and Wyndham entered into a letter agreement, under which Cendant, Travelport and Wyndham (1) consented to the use by Realogy of up to $1 billion of the Travelport proceeds it receives principally for the purpose of repurchasing shares of Realogy common stock until such time as Realogy obtains long-term financing to replace its interim loan facility and (2) waived, and released Realogy from, Realogy’s obligation under the Separation and Distribution Agreement to utilize such amount of the Travelport proceeds to repay and/or reduce outstanding amounts under the Realogy’s existing credit facilities (or any replacement thereto) so long as such amount of the Travelport proceeds are used in the manner described in clause (1). The letter agreement became effective upon the closing of Cendant’s sale of Travelport on August 23, 2006.
     A copy of the letter agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference into this item.
Item 7.01     Regulation FD Disclosure.
     On August 23, 2006, Cendant announced that it had completed the sale of Travelport to affiliates of The Blackstone Group for $4.3 billion in cash (subject to closing adjustments). Realogy has been advised by Cendant that Realogy’s share of the proceeds from such sale (after taxes, fees and expenses and the retirement of Travelport borrowings) is estimated at approximately $1.4 billion.
     On August 23, 2006, Realogy issued a press release announcing (1) that its Board of Directors has authorized a share repurchase program to repurchase up to 48 million shares of its approximately 250 million outstanding shares, or approximately 19% of its outstanding stock, (2) its intention to use available cash, including up to $1 billion of the expected proceeds from the sale of Travelport, to fund the Realogy share repurchase program, with the balance of the Travelport proceeds to be used to reduce Realogy’s outstanding unsecured indebtedness, and (3) updated full year financial projections for 2006. A copy of Realogy’s press release issued on August 23, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 9.01.     Financial Statements and Exhibits.
     (d)     Exhibits.

Exhibit No.	Description

Exhibit 2.1	Letter Agreement dated August 23, 2006, by and among Realogy Corporation, Cendant Corporation, Travelport Inc. and Wyndham Worldwide Corporation.
Exhibit 99.1	Press Release of Realogy Corporation dated August 23, 2006
     Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Realogy with the Securities and Exchange Commission, unless specifically identified therein as being incorporated therein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION
By:	/s/ Anthony E. Hull
Anthony E. Hull
Executive Vice President, Chief Financial Officer and Treasurer

Date: August 23, 2006

REALOGY CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated August 23, 2006
EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Letter Agreement dated August 23, 2006, by and among Realogy Corporation, Cendant Corporation, Travelport Inc. and Wyndham Worldwide Corporation.
Exhibit 99.1	Press Release of Realogy Corporation dated August 23, 2006

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